UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2014

CAMAC ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2250, Houston, Texas - 77056

(Address of principal executive offices)

(713) 797-2940

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 30, 2014, CAMAC Energy Inc. (“CAMAC Energy” or the “Company”), through an indirect 50%-owned subsidiary, signed a Petroleum Agreement with The Republic of Ghana (the “Petroleum Agreement”) for the Expanded Shallow Water Tano Block (the “Block”). The contracting parties, which will hold 90% of the participating interest in the Block, are CAMAC Energy Ghana Limited as the operator, GNPC Exploration and Production Company Limited and Base Energy Ghana Limited (the “Contracting Parties”), holding a 60%, 25% and 15% share of the participating interest, respectively. Ghana National Petroleum Company (“GNPC”) will initially have a 10% carried interest and have the right to acquire an additional paying interest of up to 10% following a declaration of commerciality.

The Petroleum Agreement provides for an initial exploration period of two years with specified work obligations during that period, including reprocessing of existing 2D and 3D seismic data and drilling of one exploration well. The Contracting Parties have the right to apply for a first extension period of one and one-half years and a second extension period of up to two and one-half years. Each extension period has specified additional minimum work obligations, including (a) conducting geological and geophysical studies during the first extension period and (b) drilling one exploration well during the first extension period and, depending on the length of the extension, one or two wells during the second extension period. In addition, within nine months of the effective date of the Petroleum Agreement, the Contracting Parties will review and evaluate three previously discovered and appraised fields, the North, South and West Tano Fields, and declare whether or not those discoveries are commercial discoveries.

The Petroleum Agreement provides that GNPC is due a one-time payment from the Contracting Parties of $2.0 million within 30 days of the effective date of the Petroleum Agreement and will be entitled to recover the full amount of verified past expenditures from the Contracting Parties’ share of production. The Petroleum Agreement requires annual surface rental payments equal to $50 per square kilometer during the initial exploration period, $100 per square kilometer during the first and second extension periods and $200 per square kilometer during the development and production period. In addition, a training allowance of $1.0 million will be due to GNPC during each contract year.

The maximum term of the Petroleum Agreement is 25 years from the effective date. The Contracting Parties are required to relinquish 25% of the contract area at the end of the initial exploration period, 25% of the remaining contract area at the end of the first extension period and all of the remaining contract area except for any discovery and/or development and production areas at the end of the second extension period.

The Petroleum Agreement includes customary provisions relating to, among others, governing law, confidentiality, force majeure, arbitration, and abandonment and decommissioning costs.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.

Dated: May 6, 2014	By:	/s/ Earl W. McNiel
Earl W. McNiel
Interim Chief Financial Officer